Exhibit 99.1

AMENDMENT NO. 1

TO THE AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

2015 EQUITY INCENTIVE PLAN

Pursuant to rights reserved under Section 7 of the America First Multifamily Investors, L.P. 2015 Equity Incentive Plan (the “Plan”), the Board of Managers of Burlington Capital LLC hereby amends the Plan as follows.

1.Section 1 of the Plan is hereby amended and restated in its entirety to read as follows:

“Section 1.Purpose of the Plan.  The America First Multifamily Investors, L.P. 2015 Equity Incentive Plan (the “Plan”) is intended to promote the interests of America First Multifamily Investors, L.P. (the “Partnership”) and the Company and their Affiliates (as defined below), including America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the “General Partner”), which is the general partner of the Partnership, by providing to Employees and/or Managers incentive compensation awards based on Units (as defined below) to encourage superior performance.  The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.”

2.The definition of “Company” in Section 2 of the Plan is hereby amended and restated in its entirety to read as follows:

““Company” means Greystone AF Manager LLC, a Delaware limited liability company.”

3.All other terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment No. 1 to the America First Multifamily Investors, L.P. 2015 Equity Incentive Plan is executed to be effective as of September 10, 2019.

Burlington Capital Group LLC

By:	/s/ Lisa Y. Roskens
Name: Lisa Y. Roskens
Title: Chief Executive Officer